Exhibit 10.17

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) made as of March 18, 2013, by and between UFI ACQUISITION, INC., a Delaware corporation (the “Company”), and THE PENINSULA FUND V LIMITED PARTNERSHIP, a Delaware limited partnership (the “Purchaser”).

WITNESSETH:

WHEREAS, the Company, certain of its affiliates, and the Purchaser have entered into a Note Purchase Agreement dated of even date with this Agreement (the “Note Agreement”);

WHEREAS, the Company, the Purchaser, and other stockholders of the Company have entered into a Stockholders Agreement dated as of even date with this Agreement (the “Stockholders Agreement”); and

WHEREAS, the Purchaser is willing to enter into and consummate the transactions contemplated by the Note Agreement only if, among other things, the Company enters into, and performs its obligations under, this Agreement and the Stockholders Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company, intending to be legally bound, agree as follows:

Article I.

Definitions

Capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 8.16 of this Agreement.

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Article II.

The Common Stock

2.1           The Common Stock.

On the Closing Date, the Purchaser agrees to purchase from the Company for a purchase price of $3,500,000, and the Company agrees to issue to the Purchaser, 350,000 shares of Common Stock (the “Subdebt Shares”) which represent 19.425% of the Common Stock on a fully diluted basis. As used in this Agreement, the term “on a fully diluted basis” means the number of shares of Common Stock of the Company as of any date, assuming full exercise or conversion of all warrants, options, preferred stock, convertible notes or debentures, stock purchase rights and all agreements, instruments, documents or securities, convertible, exercisable or exchangeable, in whole or in part, into Common Stock, or other similar rights outstanding on such date.

2.2           Legend.

The Company will deliver to the Purchaser on the Closing Date one or more certificates representing the Subdebt Shares purchased by the Purchaser in such amounts as the Purchaser requests. Such certificates will be issued in the Purchaser's name or in the name or names of its designee or designees, as the case may be. It is understood and agreed that the certificates will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, APPROVED SALE PROVISIONS, VOTING PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG UFI ACQUISITION, INC. AND CERTAIN OF ITS SECURITYHOLDERS. THE HOLDER HEREOF MAY OBTAIN A COPY OF SUCH AGREEMENT WITHOUT CHARGE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.”

2.3           Taxes.

The issuance of any Subdebt Shares will be made without charge or offset to a Holder for any stock issuance tax or stock transfer tax.

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2.4           Stock Register.

The Company will, at all times while any of the Common Stock remains outstanding, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Common Stock will be provided for (the "Stock Register"). Subject to the Stockholders Agreement and compliance with applicable laws and with rules of any relevant securities exchange, the Company will not at any time, except upon the dissolution, liquidation, or winding up of the Company, close the Stock Register so as to result in preventing or delaying the transfer of any Common Stock.

2.5           Transfer and Exchange.

Subject to the Stockholders Agreement and restrictions on transferability imposed by applicable securities laws, the Subdebt Shares are transferable, as to all or any part of the number of shares held by the Holders of the Subdebt Shares, in person or by a duly authorized attorney, on the books of the Company upon surrender of the share certificate(s) at the principal offices of the Company, together with duly executed stock transfer powers attached. Absent any such transfer and subject to the Stockholders Agreement, the Company may deem and treat the registered Holders of the Subdebt Shares at any time as the absolute owners of the Subdebt Shares for all purposes and will not be affected by any notice to the contrary. If any share certificate is transferred in part, the Company will, at the time of surrender of such certificate, issue to the transferee a similar certificate covering the number of shares transferred and to the transferor a certificate covering the number of shares not transferred.

2.6           Lost, Stolen, Mutilated, or Destroyed Certificate.

If any certificate representing any Subdebt Shares is lost, stolen, mutilated, or destroyed, then upon delivery by the Holder(s) thereof to the Company of a lost certificate affidavit in form and substance reasonably satisfactory to the Company (which affidavit shall include an indemnity in favor of the Company), the Company will issue a new certificate of like denomination, tenor, and date as the certificate so lost, stolen, mutilated, or destroyed. Any such new certificate will constitute an original contractual obligation of the Company.

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Article III.

Representations and Warranties

3.1           Representations and Warranties of the Company.

The Company represents and warrants to the Purchaser that:

(a)         As of the Closing Date, the authorized capital stock of the Company consists of 2,500,000 shares of Common Stock, $.001 par value, of which 1,666,666 shares are issued and outstanding immediately following the Closing (as defined in the Note Agreement). All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold, and delivered by the Company free from preemptive rights, rights of first refusal, or similar rights and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement, the Stockholders Agreement and the various Subscription Agreements, dated of even date with this Agreement, entered into between the Company and various investors (fully-executed copies of which the Company will provide to the Purchaser within thirty (30) days of the Closing Date) (collectively, the “Subscription Agreements”), the Company is not obligated to issue or sell any Capital Stock, and the Company is not party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except for the Stockholders Agreement, neither the Company nor its Subsidiaries is, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

(b)         The Subdebt Shares have been duly and validly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights other than as contemplated by the Stockholders Agreement.

(c)          Except for this Agreement, the Stockholders Agreement, the Subscription Agreements, and the documents contemplated hereby and thereby, as of the Closing Date there is no agreement, arrangement, or understanding involving the Company or any of its Subsidiaries, modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Company.

(d)          Each of the representations and warranties made by the Company and its Subsidiaries pursuant to the Note Agreement and the Stockholders Agreement, as the case may be, is true and correct, and such representations and warranties, as well as the related defined terms contained therein, are hereby incorporated herein by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety and were made as of the date hereof, except that (i) all cross references shall be deemed to refer to the relevant provision or provisions as incorporated herein, and (ii) references therein to “this Agreement”, “hereof” and “hereto” shall be deemed to refer to this Agreement. Any supplement, amendment, modification, waiver or consent made or granted under the Note Agreement in connection with such provisions of the Note Agreement incorporated herein at any time after the date hereof shall be deemed a supplement, amendment, modification, waiver or consent, as the case may be, with respect to such provisions as incorporated herein, but only if the Holders have consented in writing to such supplement, amendment, modification, waiver or consent. Notwithstanding anything in this Agreement to the contrary, no termination, cancellation or expiry of the Note Agreement shall have any effect whatsoever upon the provisions thereof as such provisions are incorporated herein, and such provisions of the Note Agreement incorporated herein shall be deemed to survive any such termination, cancellation or expiry of the Note Agreement and shall thereafter continue to be binding upon the Company under this Agreement. In the event of any inconsistency between the provisions of the Note Agreement incorporated herein by reference and the provisions of this Agreement, the provisions of this Agreement will prevail.

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3.2           Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Company with respect to itself and not with respect to any other investor in the Company that each of the representations and warranties in Article III of the Note Agreement is true and correct.

Article IV.

Covenants

The Company covenants and agrees as follows:

4.1           Notice. In the event of (i) any setting by the Company of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Company, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Company; or (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; or (iv) any proposed issue or grant by the Company of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock, then, in each such event, the Company will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; (D) the amount and character of such Capital Stock, property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made; and (E) such other information as the Holders may reasonably request. Any such notice will be deposited in the United States mail, postage prepaid, at least fifteen (15) days prior to the date therein specified.

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4.2           Incorporation of Note Agreement Covenants.

(a)          Each of the covenants made by the Company and its Subsidiaries pursuant to Sections 6.1, 6.2(b), 6.3, 6.4, 6.5, 6.6, 6.10, 6.11, 6.13(a), (b) and (d), 6.14, 6.18, 6.19 and 7.6 to the Note Agreement is true and correct, and such covenants, as well as the related defined terms contained therein, are hereby incorporated herein by reference with the same effect as if each and every such covenant and defined term were set forth herein in its entirety and were made as of the date hereof, except that (i) all cross references shall be deemed to refer to the relevant provision or provisions as incorporated herein, and (ii) references therein to “this Agreement”, “hereof” and “hereto” shall be deemed to refer to this Agreement. Any supplement, amendment, modification, waiver or consent made or granted under the Note Agreement in connection with such provisions of the Note Agreement incorporated herein at any time after the date hereof shall be deemed a supplement, amendment, modification, waiver or consent, as the case may be, with respect to such provisions as incorporated herein, but only if the Holders have consented in writing to such supplement, amendment, modification, waiver or consent. Notwithstanding anything in this Agreement to the contrary, no termination, cancellation or expiry of the Note Agreement shall have any effect whatsoever upon the provisions thereof as such provisions are incorporated herein, and such provisions of the Note Agreement incorporated herein shall be deemed to survive any such termination, cancellation or expiry of the Note Agreement and shall thereafter continue to be binding upon the Company under this Agreement. In the event of any inconsistency between the provisions of the Note Agreement incorporated herein by reference and the provisions of this Agreement, the provisions of this Agreement will prevail.

(b)          Neither the Company nor any of its direct or indirect Subsidiaries will at any time make or become obligated to make, directly or indirectly, any professional fees, consulting fees, management fees, or any other payments to any shareholders or Affiliates of the Company or such Subsidiaries, unless such obligations are upon terms that are at least as favorable as would result in a comparable arm's-length transaction with a Person not a shareholder or Affiliate of the Company or such Subsidiary. Notwithstanding the foregoing, the Company may pay annual management fees, payable in monthly installments in arrears, to Taglich Private Equity LLC in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000) in any Fiscal Year.

(c)          Neither the Company nor any of its Subsidiaries will (i) permit the aggregate amount of salary, other direct and indirect remuneration (including, but not limited to, professional, consulting and management fees and expenses), and corporate overhead paid by the Company and/or its Subsidiaries during any Fiscal Year (as defined in the Note Agreement) to the Management Group (as defined in the Note Agreement) to exceed the terms of their respective employment agreements as of the date hereof, except for reasonable and customary changes in annual compensation as may be authorized by such Company’s or Subsidiary’s Board of Directors, as applicable, or (ii) provide any members of the Management Group with employee benefits that are not generally provided to all employees.

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4.3           [Intentionally Omitted].

4.4           Actions Consistent With Agreements.

Neither the Company nor any of its Affiliates nor any of the Taglich Founding Investors shall take any actions which is reasonably likely to, or otherwise directly or indirectly attempt to, circumvent, avoid, undermine or defeat any of their respective obligations under this Agreement, the Note Agreement, the Stockholders Agreement, or any other documents, instruments, agreements or certificates related thereto.

Article V.

Conditions

The obligations of the Purchaser to effect the transactions contemplated by this Agreement are subject to satisfaction or waiver by the Purchaser of each of the conditions precedent to the obligations of the Purchaser under the Note Agreement.

Article VI.

[Intentionally Omitted]

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Article VII.

Put Option

7.1           Grant of Option.

The Company hereby grants to the Holders an option to sell to the Company, and the Company is obligated to purchase from each Holder under such option (the “Put Option”), all (but not less than all) of the Put Shares. The Put Option will be effective (i) during the fifteen (15) day period after each of the sixth (6th) and seventh (7th) anniversary of the date hereof and (ii) upon and at any time after the occurrence of a change in control of the Company or any Subsidiary (the “Put Option Periods”). For purposes of this Agreement, a “change of control” of the Company means the Taglich Founding Investors and their respective Affiliates (as defined in the Stockholders Agreement) and the Permitted Transferees (as defined in the Stockholders Agreement) of any of the foregoing collectively ceasing to (i) own, directly or indirectly, not less than seventy five percent (75%) of the shares of issued and outstanding voting capital stock of the Company owned by them on the date hereof (as adjusted for splits, reverse stock splits, stock dividends, share combinations and the like), or (ii) have the legal right or ability to elect a majority of the members of the board of directors of the Company. For purposes of this Agreement, a “change of control” of any of the Company's Subsidiaries will mean the Company ceasing to own directly or indirectly 100% of such Subsidiary's Capital Stock or the sale of all or substantially all of a Subsidiary's assets.

7.2           Put Price.

In the event that the Holders exercise the Put Option, the price (the “Put Price”) to be paid to each Holder pursuant to this Agreement will be cash in the sum determined by mutual agreement between the Holders and the Company as the fair market value of the Put Shares, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. In the event that the Put Price cannot be determined by mutual agreement between the Holders and the Company, then the Put Price will be cash in the sum of the amount determined by multiplying the Appraised Value, determined on a per share basis (assuming, for the purpose of this paragraph, that any warrants, or outstanding and exercisable options to acquire shares of common stock, are exercised, payment of the exercise price is deemed received, and the underlying shares of common stock are deemed outstanding) times the number of Subdebt Shares.

7.3           Exercise of Put Option.

The Put Option may be exercised during a Put Option Period with respect to all (but not less than all) of the Put Shares, by the Holders giving notice to the Company and each other Holder during the Put Option Period of the Holders’ election to exercise the Put Option, and the date of the Put Option Closing (as defined below), which will be not less than fifteen (15) nor more than sixty (60) days after the date of such notice.

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7.4           Certain Remedies.

If, after reasonable efforts, the Company is unable to secure financing for the purchase of the Put Shares and, as a result, the Company defaults on its obligation to purchase all or any portion of the Put Shares upon exercise of the Put Option, in addition to any other rights or remedies of any Holder, the Put Price, or any portion of the Put Price not satisfied, shall be added to the principal balance of the Senior Subordinated Note (or a new Senior Subordinated Note if the original note has already been repaid), at which time the Company will, upon the request of the Holders, execute and deliver to the Holder an amended or new promissory note and an amended or new note purchase agreement and security agreement in the same form as the original Note Agreement, if applicable, all in form and substance satisfactory to such Holder evidencing such obligation; provided that such Senior Subordinated Note or new Senior Subordinated Note shall be subject to subordination provisions substantially equivalent to the provisions set forth in the Subordination Agreement (as defined in the Note Agreement), with such subordination to be in favor of RBS Citizens, N.A. or another lender or lenders to the Company and/or it affiliates in the event of a refinancing of the Senior Debt (as defined in the Note Agreement).

7.5           Put Option Closing.

The closing for the purchase and sale of all of the Put Shares as provided above will take place at the office of the Company or a Holder on the date specified in such notice of exercise (a “Put Option Closing”). At the Put Option Closing, the Holders will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank, and will certify in writing to the Company that the Put Shares are being delivered to the Company free and clear of all liens, encumbrances and restrictions other than as set forth in the Stockholders Agreement or applicable restrictions on transfer imposed by applicable securities law. In consideration therefor, the Company will deliver to such Holders the Put Price, which will be payable in cash.

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Article VIII.

Miscellaneous

8.1           Indemnification.

(a)            In addition to any other rights or remedies to which the Purchaser and the Holders may be entitled, the Company agrees to and will indemnify and hold harmless the Purchaser, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, employees, Invitees, attorneys, and agents (individually and collectively, an “Indemnified Party”) from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, reasonable attorneys' fees and expenses (but excluding any special, indirect, incidental, consequential or exemplary damages, whether or not the possibility of such damages was reasonably foreseeable or disclosed)) (all of the foregoing, collectively, “Losses”) that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from (i) any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company under this Agreement, the Note Agreement, the Stockholders Agreement, or under any other agreement to which the Company is a party in connection with the transactions contemplated by this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser or the Holders under this Agreement, and (ii) the exercise of rights pursuant to Section 8.3(d) hereof and/or anyone’s service status as an “Invitee” (as defined in). The foregoing indemnification excludes any such claims, actions, damages, costs and expenses incurred by reason of the Person indemnified’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(b)            In addition to any other rights or remedies to which the Company may be entitled, the Holders agree to and will, jointly and severally, indemnify and hold harmless the Company and its Affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, a “Company Indemnified Party”) from and against any and all Losses that the Company Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of any Holder under this Agreement, the Note Agreement, the Stockholders Agreement, or under any other agreement to which any Holder is a party in connection with the transactions contemplated by this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Company under this Agreement. The foregoing indemnification excludes any such claims, actions, damages, costs and expenses incurred by reason of the Person indemnified’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

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8.2           Default.

It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement may do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and seek injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach.

8.3           Information Covenants.

(a)          Notice of Stockholder and Board Meetings. If a meeting of the Board of Directors or stockholders of the Company is called or if consents of the Company's stockholders are solicited to consider and take action on a proposal for (i) the declaration of a dividend or payment of a distribution with respect to the Common Stock, (ii) the voluntary dissolution, liquidation or winding up of the Company, (iii) the issuance of shares of Common Stock or any Common Stock Equivalents, or (iv) any Change of Control, IPO or Reorganization, then the Company shall send written notice thereof to each Holder (by first class mail, postage prepaid, addressed to the Holder at its address shown on the books of the Company) at least five (5) Business Days prior to the record date for determining stockholders entitled to vote at such meeting or to take action with respect to such consent.

(b)          Cooperation. The Company shall cooperate with each Holder in supplying such information as may be reasonably necessary for such Person to complete and file any information reporting forms presently or hereafter required by the SEC and/or any other Governmental Authority as a condition to the availability of an exemption under the Securities Act and any applicable state securities law for the sale or purchase of the Common Stock.

(c)          Proper Books and Records. The Company covenants that it will, and will cause its Subsidiaries to, keep proper books and records in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities.

(d)          Visitation; Inspection; Board Observation. The Company will permit representatives designated by the Holders of a majority of the Subdebt Shares, subject to execution of a confidentiality agreement in form and substance reasonably satisfactory to the Company, to (i) visit and inspect any of the properties of the Company during normal business hours on reasonable advance notice, (ii) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of the Company with the directors, officers, key employees and independent accountants of the Company. In addition to any rights under this Agreement, the Company will permit the holders of the Subdebt Shares, or their designee, so long as such holder(s) own any stock, warrants or other equity interest in the Company, to (a) have one (1) individual authorized to attend all Board of Directors meetings of the Company or any committees thereof (the "Invitee"), (b) call a meeting of the Board of Directors of the Company or any committee thereof, (c) provide such Invitee not less than five (5) Business Days’ actual notice of all regular meetings and two (2) Business Days’ actual notice of all special meetings of the Company's Board of Directors or any committee thereof, and (d) provide to such Invitee a copy of all materials and information distributed at or prior to such meetings or otherwise to the directors of the Company or members of any committee thereof. Such meetings will be held in person at least annually and the Company will cause its Board of Directors to call a meeting at any time upon the request of the Invitee. The Invitee may not be removed without the consent of the holder(s) of the Subdebt Shares. The holder(s) of a majority of the Subdebt Shares may reasonably require senior management of the Company at any time upon reasonable notice to travel to such holder(s) office to meet and discuss the Company and any aspect of its business. The holder(s) of the Subdebt Shares may, at any time, terminate their rights under this Section 8.3(d) by providing written notice of such termination to the Company.

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8.4	Change of Control.

The Company shall not, directly or indirectly, enter into any change of control (as defined above), IPO, merger, consolidation, reorganization or similar transaction in which the Company shall not be the surviving Company unless the proposed surviving Company shall, prior to such transaction, agree in writing to assume the obligations of the Company under this Agreement.

8.5	Integration.

This Agreement, the Note Agreement and the Stockholders Agreement constitute the entire agreement with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by the Company and each Holder.

8.6	Headings.

The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

8.7	Severability.

The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

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8.8	Notices.

Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given or delivered (and “the date of such notice” or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

If to the Purchaser, at:	The Peninsula Fund V Limited Partnership
c/o Peninsula Capital Partners L.L.C.
500 Woodward Avenue, Suite 2800
Detroit, Michigan 48226
Attn: Scott A. Reilly, President
Telephone: (313) 237-5100
Facsimile: (313) 237-5111
Email: reilly@peninsulafunds.com

with a copy to:	Dickinson Wright PLLC
500 Woodward Avenue, Suite 4000
Detroit, Michigan 48226
Attn: Richard M. Bolton, Esq.
Telephone: (313) 223-3648
Facsimile: (313) 223-3598
Email: rbolton@dickinsonwright.com

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If to the Company:	UFI Acquisition, Inc.
275 Madison Avenue, Suite 1618
New York, New York 10016
Attn: Richard L. Baum, Jr.
Telephone: (212) 661-6886
Facsimile: (212) 661-6824
Email: richard@baum.com

with copies to:	Taglich Private Equity LLC
275 Madison Avenue, Suite 1618
New York, New York 10016
Attention: Richard L. Baum, Jr.
Telephone: (212) 661-6886
Facsimile: (212) 661-6824
Email: richard@baum.com

and

Sills Cummis & Gross P.C.
One Riverfront Plaza
Newark, New Jersey 07102
Attn: Ira A. Rosenberg, Esq.
Telephone: (973) 643-7000
Facsimile: (973) 643-6500
Email: irosenberg@sillscummis.com

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Stock Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

8.9	Successors.

This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

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8.10	Remedies.

The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppels against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

8.11	Survival.

All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, the purchase or redemption of the Common Stock and the repayment of the Senior Obligations under the Note Agreement, regardless of any investigation made by such party or on its behalf; provided that the provisions of Sections 2.4, 2.5, 2.6, 4.1, 4.2, Article 7, Section 8.3 and Section 8.4 of this Agreement shall terminate and be of no force and effect at such time as no Subdebt Shares are outstanding. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

8.12	Fees.

Any and all customary out-of-pocket fees, costs, and expenses, of whatever kind and nature, including reasonable attorneys' fees and expenses, incurred by any Holder in connection with the subject matter of this Agreement, including without limitation, the exercise of put options, the amendment or modification of this Agreement, or the enforcement of any of its rights arising out of or in connection with this Agreement, will be borne and paid by the Company within ten (10) days of demand by such Holder.

8.13       Counterparts.  This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

8.14       Choice of Law.

THIS AGREEMENT WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF DELAWARE, AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW PRINCIPLES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION. THE COMPANY FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN ANY COURT OF THE STATE OF MICHIGAN, OR IN ANY COURT OF THE UNITED STATES OF AMERICA SITTING IN MICHIGAN, AND THE COMPANY HEREBY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THOSE COURTS WITH RESPECT TO ITS PERSON AND PROPERTY, AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING BY PERSONAL DELIVERY TO SUCH AGENT OR TO THE COMPANY OR BY THE MAILING THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 8.8 OF THIS AGREEMENT, SUCH SERVICE TO BE EFFECTIVE AS THE EQUIVALENT OF PERSONAL DELIVERY UPON THE DATE OF MAILING AND SUCH SERVICE WILL CONSTITUTE PERSONAL SERVICE. NOTHING IN THIS SECTION 8.14 SHALL AFFECT THE RIGHT OF ANY HOLDER TO BRING ANY SUCH ACTION OR PROCEEDING AGAINST THE COMPANY OR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT OR PROCEEDING IN THE ABOVE DESCRIBED COURTS.

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8.15	Duties Among Holders

Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

8.16	Certain Terms Defined.

(a)       Terms used in this Agreement and not defined shall have the meanings ascribed thereto below:

Affiliate. This term means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

Agreement. This term means this Stock Purchase Agreement, including all schedules and exhibits thereto, as the same may be modified, supplemented, extended and/or amended from time to time.

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Appraised Value. This term means the value determined in accordance with the following procedures. For a period of thirty (30) days after the date of the Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the Subdebt Shares, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the Company and the Holders are unable to agree upon the Appraised Value of the Subdebt Shares by the end of the Negotiation Period, then the Appraised Value of the Subdebt Shares will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the Holders and the Company (the "Appraiser") to determine the fair market value of the Subdebt Shares, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. If the Holders and the Company cannot agree on an Appraiser, they shall each select an Appraiser, which Appraisers shall within fifteen (15) days of their respective appointments select a mutually acceptable Appraiser to determine the Fair Market Value of the Subdebt Shares. Such Appraiser shall be directed to determine Fair Market Value of the Subdebt Shares as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the Fair Market Value will be conclusive and binding on all parties to this Agreement. Appraised Value of each Subdebt Share at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser will be borne equally by the Company and the Holders. To the extent applicable, in no event will the Appraised Value of the Subdebt Shares be less than the per share consideration received or receivable with respect to the Common Stock of the same class in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

Appraiser. This term is defined in the definition of Appraised Value.

Average Market Value. This term means the average of the Closing Price for the security in question for the thirty (30) trading days immediately preceding the date of determination after deduction for normal transaction costs for selling such securities in such markets.

Business Day. This term means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the State of Michigan.

Capital Stock. This term means, as to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, preferred stock, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

Closing Date. This term means the date on which all of the conditions stated in Article V of the Note Agreement have been met to the Purchaser's satisfaction.

Closing Price. This term means:

(a)        If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation (NASDAQ) Stock Market, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or

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(b)        If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate.

Common Stock. This term means common stock of the Company, par value $ .001 per share

Common Stock Equivalent. This term means any option, warrant, right or similar security exercisable into, exchangeable for, or convertible into Common Stock.

Company. This term means UFI Acquisition, Inc., a Delaware corporation.

Exchange Act. This term means the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

Fair Market Value. This term means: (a) as to securities regularly traded in the organized securities markets, the Average Market Value; and (b) as to all securities not regularly traded in the securities markets, the fair market value of such securities as determined in good faith by the Board of Directors of the Company at the time the Holders exercised the Put Option (the "Valuation Event"); provided, however, that, at the election of the Holders, the Fair Market Value of such securities will be the Appraised Value.

Holders. This term means all Persons holding Subdebt Shares. Unless otherwise provided in the Stockholders Agreement, in each instance that the Holders are required to request or consent to or agree upon an action, or opt to exercise the Put Option, the Holders will be deemed to have requested or consented to such action, or opted to exercise the Put Option, if the Holders of a majority-in-interest of the Subdebt Shares so request, consent or opt.

Indemnified Party. This term is defined in Section 8.1 of this Agreement.

IPO. This term means the first firm commitment underwritten Public Offering of Common Stock to the general public registered under the Securities Act completed by the Company and resulting in proceeds (before underwriting discounts and commissions) to the Company of at least $30,000,000 and which results in (i) an aggregate valuation of all of the outstanding shares of Common Stock on a fully diluted basis immediately after the consummation of such offering of at least $50,000,000 based on the initial offering price to the public in such offering, (ii) at least twenty-five percent of the Company's outstanding Common Stock being registered, and (iii) the listing of the Company's Common Stock on a nationally recognized securities exchange.

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Negotiation Period. This term is defined in the definition of Appraised Value.

Note Agreement. This term means the Note Purchase Agreement dated as of the Closing Date between the Company and the Purchaser and all documents evidencing indebtedness thereunder or otherwise related to the Note Purchase Agreement, as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness under the Note Purchase Agreement.

Person. This term means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

Public Offering. This term means any firm commitment underwritten public offering of Common Stock to the general public registered under the Securities Act completed by the Company, including without limitation the IPO.

Purchaser. This term means The Peninsula Fund IV Limited Partnership, a Delaware limited partnership, together with all of their respective transferees, successors and assigns of all or any portion of the Senior Subordinated Obligations and any nominees on whose behalf any of the foregoing purchase or otherwise acquire any of such Senior Subordinated Obligations.

Put Option. This term is defined in Section 7.1 of this Agreement.

Put Option Closing. This term is defined in Section 7.5 of this Agreement.

Put Option Period. This term is defined in Section 7.1 of this Agreement.

Put Price. This term is defined in Section 7.2 of this Agreement.

Put Shares. This term means the Subdebt Shares and any Capital Stock issued in exchange therefore.

Register, registered, and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

Securities Act. This term means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Senior Subordinated Note. This term shall have the meaning set forth in the Note Agreement.

Senior Subordinated Obligations. This term shall have the meaning set forth in the Note Agreement.

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Stock Register. This term is defined in Section 2.6 of this Agreement.

Stockholders Agreement. This term means the Stockholders Agreement, dated of even date herewith, among the Company, the Taglich Founding Investors and other Stockholders of the Company, as amended and modified from time to time.

Subsidiary. This term shall have the meaning set forth in the Note Agreement.

Taglich Founding Investors. This term shall have the meaning set forth in the Stockholders Agreement.

Valuation Event. This term is defined in the definition of Fair Market Value.

(b)        Terms which are defined in other Sections of this Agreement shall have the meanings specified therein. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of Michigan, as from time to time in effect.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY:

UFI ACQUISITION, INC.

By:
Richard L. Baum, Jr.
Its:	President

PURCHASER:

THE PENINSULA FUND V LIMITED
PARTNERSHIP

By:	Peninsula Fund V Management L.L.C.
Its: General Partner

By:	Peninsula Capital Partners L.L.C.
Its: Manager

By:
Scott A. Reilly
President and Chief Investment Officer

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8.6	Headings	12

8.7	Severability	12

8.8	Notices	13

8.9	Successors	14

8.10	Remedies	15

8.11	Survival	15

8.12	Fees	15

8.13	Counterparts	15

8.14	Choice of Law	15

8.15	Duties Among Holders	16

8.16	Certain Terms Defined	16

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